                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

SUBSIDIARY                                             JURISDICTION OF ORGANIZATION
----------                                             ----------------------------
Anteon Corporation...........................                    Virginia

Anteon Australia Pty Ltd.....................                    Australia

Anteon (UK) Ltd..............................                 United Kingdom

Butler Property Holdings, Inc................                    Delaware

CITI--SIUSS LLC..............................                    Delaware

South Texas Ship Repair, Inc.................                    Virginia